                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                Amendment No. 1

                                Current Report

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
     Date of Report (Date of earliest event reported):  February 29, 2000



                                 CIVIC BANCORP
                             ---------------------
            (Exact name of registrant as specified in its charter)

       California                  000-13287                  680022322
   ----------------------       ------------------      ----------------------
   State of Incorporation       Commission File No.     IRS Employer ID Number


                2101 Webster Street, Oakland, California 94612
                -----------------------------------------------
    Address, including zip code, of registrant's principal executive office

                                (510) 836-6500
              --------------------------------------------------
              Registrant's telephone number, including area code


This amendment is filed to include the financial statements of the acquired business and the pro forma financial statements reflecting the acquisition.

Item 2.    Acquisition or Disposition of Assets.

     At the close of business on February 29, 2000, Civic BanCorp acquired East County Bank of Antioch, California, by the merger of East County Bank with and into CivicBank of Commerce. The purchase price was approximately $14,250,000 in cash, or approximately 1.8 times shareholders' equity of East County Bank. The Company is paying the purchase price from cash on hand of the combined banks. CivicBank of Commerce will operate the East County Bank as offices of CivicBank of Commerce.

Item 7.    Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired. The financial
               -----------------------------------------
statements of East County Bank as of and for the year ended December 31, 1999 are included with this report.

          (b)  Pro Forma Financial Information.  Pro forma financial statements
               -------------------------------
reflecting the acquisition of East County Bank are included with this report.

          (c)  Exhibits.
               --------

               No.  Description
               --   -----------

               2. Agreement and Plan of Merger among CivicBank of Commerce, Civic BanCorp and East County Bank dated as of October 18, 1999 (incorporated by reference from exhibit 2.1 to the Company's Form 10-Q for the quarter ended September 30,
                    1999).

               23   Consent of Moss Adams, LLP.

                                  Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this current report to be signed on its behalf by the undersigned duly authorized person.

Date:  March 21, 2000                Civic BanCorp


                                     By: /s/ Gerald Brown
                                         ---------------------------
                                         Its Chief Financial Officer

                               EAST COUNTY BANK

                             FINANCIAL STATEMENTS
                                      and
              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                          December 31, 1999 and 1998

                                C O N T E N T S

                                                              Page
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS               3

FINANCIAL STATEMENTS

     BALANCE SHEETS                                              4

     STATEMENTS OF EARNINGS                                      5

     STATEMENT OF SHAREHOLDERS' EQUITY                           6

     STATEMENTS OF CASH FLOWS                                    7

NOTES TO FINANCIAL STATEMENTS                                    9

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              --------------------------------------------------


The Board of Directors and Shareholders
East County Bank

We have audited the accompanying balance sheet of East County Bank as of December 31, 1999, and the related statements of earnings, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements as of and for the year ended December 31, 1998 were audited by another auditor whose report dated January 22, 1999 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of East County Bank at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Moss Adams LLP

Stockton, California
January 14, 2000

                               EAST COUNTY BANK

                                BALANCE SHEETS

                                 December 31,

                                    ASSETS

                                                                    1999         1998
                                                                 -----------  -----------
Cash and due from banks (note B)                                 $ 4,545,175  $ 3,043,010
Federal funds sold                                                 7,860,000    4,240,000
                                                                 -----------  -----------

     Total cash and cash equivalents                              12,405,175    7,283,010

Securities available-for-sale (note C)                            15,669,061   14,998,431
Loans held for sale  (note E)                                      1,549,267      436,784
Loans held for investment (note D)                                46,715,667   47,564,816
Bank premises and equipment, net (note F)                            510,858      496,407
Interest receivable and other assets (note G)                      1,711,517    1,335,704
                                                                 -----------  -----------

                                                                 $78,561,545  $72,115,152
                                                                 ===========  ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits (note H)
 Non interest-bearing demand deposits                            $18,878,596   $18,184,957
 Interest-bearing demand deposits                                  4,656,695     5,610,002
 Time certificates, under $100,000                                19,622,776    15,152,033
 Time certificates, $100,000 and over                             10,848,815    10,452,116
 NOW deposits                                                      9,284,138     7,628,763
 Savings deposits                                                  8,355,655     8,453,691
                                                                 -----------   -----------

     Total deposits                                               71,646,675    65,481,562

Interest payable and other liabilities                               687,758       762,351
                                                                 -----------   -----------

     Total liabilities                                            72,334,433    66,243,913

Commitments and contingencies (note L)                                     -             -

Shareholders' equity
 Preferred stock, no par value, 10,000,000 shares
   authorized, none issued or outstanding                                  -             -
 Common stock, no par value, 20,000,000 shares
   authorized, 563,442 and 542,942 shares issued and
   outstanding in 1999 and 1998, respectively                      5,345,910     5,242,160
 Accumulated other comprehensive income, net of tax                 (229,613)       13,367
 Retained earnings                                                 1,110,815       615,712
                                                                 -----------   -----------

       Total shareholders' equity                                  6,227,112     5,871,239
                                                                 -----------   -----------

                                                                 $78,561,545   $72,115,152
                                                                 ===========   ===========

        The accompanying notes are an integral part of these statements.

                               EAST COUNTY BANK

                            STATEMENTS OF EARNINGS

                            Year ended December 31,

                                                                  1999        1998
                                                               ----------  ----------
Interest income
 Interest and fees on loans                                    $4,960,794  $4,589,583
 Interest on securities available-for-sale                        874,615     957,288
 Interest on federal funds sold                                   401,341     356,452
                                                               ----------  ----------

   Total interest income                                        6,236,750   5,903,323
                                                               ----------  ----------

Interest expense
 Interest-bearing demand, savings and
   other time deposits                                          1,406,929   1,297,472
 Time certificates, $100,000 and over                             425,069     437,096
                                                               ----------  ----------

   Total interest expense                                       1,831,998   1,734,568
                                                               ----------  ----------

 Net interest income                                            4,404,752   4,168,755

Provision for credit losses                                       714,050     275,000
                                                               ----------  ----------

 Net interest income after
     provision for credit losses                                3,690,702   3,893,755

Other income
 Service fees on deposit accounts                                 460,544     467,913
 Gain on sale of loans                                            349,107     161,664
 Loan servicing                                                   217,363     236,824
 Other                                                             10,557      11,667
                                                               ----------  ----------

                                                                1,037,571     878,068
Other expenses
 Salaries and employee benefits                                 2,251,069   2,104,344
 Occupancy and equipment                                          545,959     530,866
 Professional fees                                                352,301     363,941
 Deposit and other insurance                                       57,687      56,812
 Promotion and advertising                                        134,919     135,292
 Other                                                            554,235     565,541
                                                               ----------  ----------

                                                                3,896,170   3,756,796
                                                               ----------  ----------

   Earnings before income taxes                                   832,103   1,015,027

 Income taxes                                                     337,000     414,000
                                                               ----------  ----------

   NET EARNINGS                                                $  495,103  $  601,027
                                                               ==========  ==========

 Net earnings per common share - basic (note M)                $      .89  $     1.11
                                                               ==========  ==========

 Net earnings per common share - assuming dilution (note M)    $      .84  $     1.03
                                                               ==========  ==========

        The accompanying notes are an integral part of these statements.

                                EAST COUNTY BANK

                       STATEMENT OF SHAREHOLDERS' EQUITY

                     Years ended December 31, 1999 and 1998

                                                                                                        Accumulated
                                                Common                                                     Other
                                                Stock                 Comprehensive     Retained       Comprehensive
                                   ------------------------------
                                        Shares         Amount           Income       Earnings             Income        Total
                                   ---------------    -----------  -------------     -------------    --------------  ----------
Balances,
  January 1, 1998                          543,142    $ 5,245,374                    $      14,685             1,056  $5,261,115

Stock retired                                 (200)        (3,214)                               -                 -      (3,214)
Comprehensive income:
  Net earnings                                   -              -  $     601,027           601,027                 -     601,027
  Other comprehensive income,
     net of tax of $8,556
     Unrealized gains
        on securities                            -              -         12,311                 -            12,311      12,311
                                   ---------------    -----------  -------------     -------------    --------------  ----------

Comprehensive income                                               $     613,338
                                                                   =============

Balances,
  December 31, 1998                        542,942      5,242,160                          615,712            13,367   5,871,239

Stock options exercised                     20,500        103,750                                -                 -     103,750

Comprehensive income:
  Net earnings                                   -              -  $     495,103           495,103                 -     495,103
  Other comprehensive income,
     net of tax of $168,851
     Unrealized loss on securities               -              -       (242,980)                -          (242,980)   (242,980)
                                   ---------------    -----------  -------------     -------------    --------------  ----------

Comprehensive income                             -              -  $     252,123                 -                 -           -
                                                                   =============

Balances,
  December 31, 1999                        563,442    $ 5,345,910                    $   1,110,815     $    (229,613) $6,227,112
                                   ===============    ===========                    =============     =============  ==========

        The accompanying notes are an integral part of this statement.

                                EAST COUNTY BANK

                            STATEMENTS OF CASH FLOWS

                            Year ended December 31,

                                                            1999          1998
                                                        ------------  -------------
Cash flows from operating activities:
 Net earnings                                           $   495,103   $    601,027
 Adjustments to reconcile net earnings to net
   cash provided by operating activities:
   Depreciation and amortization                            240,336        202,113
   Gain on sale of loans                                   (349,107)      (161,664)
   Loss on disposal of other assets                           5,781              -
   Provision for credit losses                              714,050        275,000
   Increase in interest receivable and other assets          (6,962)      (205,817)
   (Decrease) increase in interest payable and other
     liabilities                                            (74,593)       109,481
   Originations of loans held for sale                   (5,654,264)    (2,024,243)
   Proceeds from sales of loans held for sale             4,890,888      2,269,185
                                                        -----------   ------------
       Net cash provided by operating activities            261,232      1,065,082

 Cash flows from investing activities:
 Proceeds from maturities and calls of securities
   available-for-sale                                     4,475,904     15,775,000
 Purchase of securities available-for-sale               (5,587,289)   (16,045,633)
 Net increase in loans held for investment                  (64,901)   (10,629,425)
 Purchase of equipment                                     (231,644)      (163,750)
                                                        -----------   ------------

       Net cash used in investing activities             (1,407,930)   (11,063,808)

Cash flows from financing activities:
 Retirement of common stock                                       -         (3,214)
 Proceeds from exercise of stock options                    103,750              -
 Net increase in demand and interest-
   bearing deposits                                       1,297,671      3,683,827
 Net increase in time deposits                            4,867,442      6,515,170
                                                        -----------   ------------

       Net cash provided by financing activities          6,268,863     10,195,783

Net increase in cash and cash equivalents                 5,122,165        197,057

Cash and cash equivalents, beginning of year              7,283,010      7,085,953
                                                        -----------   ------------
Cash and cash equivalents, end of year                  $12,405,175   $  7,283,010
                                                        ===========   ============

                                EAST COUNTY BANK

                            Year ended December 31,

                                                         1999        1998
                                                      ----------  ----------
Supplemental disclosures of cash flow information:

 Cash paid during the year for:
   Interest                                           $1,731,518  $1,734,632
   Income taxes                                       $  386,800  $  467,729

 Noncash investing and financing activities:

     The Bank foreclosed on loans with balances of $200,000 and $0 in 1999 and 1998, respectively.

       The accompanying notes are an integral part of these statements.

                               EAST COUNTY BANK

                         NOTES TO FINANCIAL STATEMENTS

                    Years ended December 31, 1999 and 1998

NOTE A - SUMMARY OF ACCOUNTING POLICIES

  East County Bank (the "Bank") was organized as an association for the purpose of banking under the laws of the United States, on January 6, 1986. On October 9, 1998, the Bank converted from a national bank to a state bank chartered by the State of California. On this date, each share of the Bank's common stock was automatically converted to no par value common stock. The Articles of Incorporation provide for the issuance of 20,000,000 shares of common stock, no par value and 10,000,000 shares of preferred stock, no par value as authorized by the Bank's Board of Directors.

  The Bank operates as a commercial bank with offices in the cities of Antioch, Concord, Walnut Creek, and Sacramento, California. The Bank provides traditional commercial banking services to individuals and small and medium-sized businesses through three branches and one loan production office serving the nine county San Francisco Bay Area. The Walnut Creek branch was opened in November 1999. The accounting and reporting policies of the Bank conform to generally accepted accounting principles and general practice within the banking industry.

  In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

  A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows:

  1. Fair values of financial instruments

  The financial statements include various estimated fair value information as of December 31, 1999 and 1998. Such information, which pertains to the Bank's financial instruments, does not purport to represent the aggregate net fair value of the Bank. Further, the fair value estimates are based on various assumptions, methodologies and subjective considerations, which vary widely among different financial institutions and which are subject to change. The following methods and assumptions are used by the Bank.

  Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.

                               EAST COUNTY BANK

                         NOTES TO FINANCIAL STATEMENTS

                    Years ended December 31, 1999 and 1998

NOTE A - SUMMARY OF ACCOUNTING POLICIES - CONTINUED

  Securities: Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

  Loans receivable: For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

  Off-balance-sheet instruments: Fair values for the Bank's off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the credit standing of the counterparties.

  Deposit liabilities: The fair values estimated for demand deposits (interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts for variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of the aggregate expected monthly maturities on time deposits. The carrying amount of accrued interest payable approximates its fair value.

  2. Cash and cash equivalents

  The Bank has defined cash and cash equivalents to include cash, due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

  3. Securities available-for-sale

  Available-for-sale securities consist of bonds, notes and debentures not classified as trading securities or held-to-maturity securities. Unrealized holding gains and losses, net of tax, are reported as a net amount in a separate component of shareholders' equity, accumulated other comprehensive income, until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific identification method. The amortization of premiums and accretion of discounts are recognized as adjustments to interest income over the period to maturity. The Bank's portfolio consists only of securities available-for-sale as of December 31, 1999 and 1998.

                               EAST COUNTY BANK

                         NOTES TO FINANCIAL STATEMENTS

                    Years ended December 31, 1999 and 1998


NOTE A - SUMMARY OF ACCOUNTING POLICIES - CONTINUED


  4. Sale of SBA loans

  The Bank originates loans to customers under the Small Business Administration ("SBA") program that generally provides for SBA guarantees of a portion of each loan. The Bank sells the guaranteed portion of certain loans to a third party and retains only the unguaranteed portion in its portfolio. Loans held for sale are recorded at the lower of cost or market.

  The Bank's investment in the SBA loan is allocated among the retained portion of the loan and the sold portion of the loan based on the relative fair market value of each portion. A gain is recognized on the sold portion based on its allocated fair value and the rate differential between the rate paid by the borrower to the Bank and the rate paid by the Bank to the purchaser by reducing the carrying value of the retained portion which increases the future yield. The Bank recognizes a servicing asset relating to the servicing of SBA loans sold which is amortized over the period of estimated net servicing income. The servicing asset was not material as of December 31, 1999 and 1998.

  5. Loans held for investment

  Loans held for investment are stated at the principal amount outstanding, net of the allowance for credit losses and net of deferred loan fees. Interest on loans is calculated by using the simple interest method on the daily balance of the principal amount outstanding. Loan fees and certain origination costs are deferred and amortized to interest income as yield adjustments over the contractual term of the related loans.

  Loans on which the accrual of interest has been discontinued are designated non-accrual loans. Accrual of interest on loans is discontinued either when reasonable doubt exists as to the full and timely collection of interest or principal or when a loan becomes contractually past due by ninety days or more with respect to interest or principal. When a loan is placed on non-accrual status, all interest previously accrued but not collected is reversed against current period interest income. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

                               EAST COUNTY BANK

                         NOTES TO FINANCIAL STATEMENTS

                    Years ended December 31, 1999 and 1998

NOTE A - SUMMARY OF ACCOUNTING POLICIES - CONTINUED

  6. Allowance for credit losses

  The allowance for credit losses is maintained at a level deemed appropriate by management to provide for known and inherent risks in the loan portfolio and commitments to extend credit. The allowance is based upon management's continuing assessment of various factors affecting the collectibility of loans and commitments to extend credit, including current and projected economic conditions, past credit experience, the value of the underlying collateral, and such other factors which in management's judgment deserve current recognition in estimating potential credit losses. Loans deemed uncollectible are charged off and deducted from the allowance. Subsequent recoveries are credited to the allowance.

  Impaired loans, as defined, are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, the fair value of the collateral if the loan is collateral dependent. The Bank considers a loan impaired when it is probable that all amounts of principal and interest due, according to the contractual terms of the loan agreement, will not be collected, which is the same criteria used for the transfer of loans to non-accrual status. Interest income is recognized on impaired loans in the same manner as non-accrual loans.

  7. Premises and equipment

  Premises and equipment consist primarily of leasehold improvements, furniture and equipment and are stated at cost less accumulated depreciation and amortization. Depreciation is computed on a straight-line basis over the shorter of the estimated useful lives of the related assets or the lease terms.

          Equipment                 3  -   5  years
          Furniture and fixtures    3  -   5  years
          Leasehold improvements    5  -  10  years
          Automobiles                      3  years

  Leasehold improvements are amortized over the lesser of the useful life of the asset or the term of the lease. The straight-line method of depreciation is followed for all assets for financial reporting purposes, but accelerated methods are used for tax purposes. Deferred income taxes have been provided for the resulting temporary differences.

                               EAST COUNTY BANK

                         NOTES TO FINANCIAL STATEMENTS

                    Years ended December 31, 1999 and 1998

NOTE A - SUMMARY OF ACCOUNTING POLICIES - CONTINUED

  8.  Income taxes

  Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

  9.  Foreclosed real estate

  Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at the lower of carrying amount or fair value at the date of foreclosure. After foreclosure, valuations are periodically performed by management. Any subsequent revisions in estimates of fair value less cost to sell are reported as adjustments to the carrying amount of the real estate provided that the adjusted carrying amount does not exceed the original carrying amount at the date of foreclosure. Revenue and expenses from operations and changes in the valuation allowance are included in other operating expenses.

  10. Stock based compensation

  Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock Based Compensation," requires entities to disclose the fair value of their employee stock options, but permits entities to continue to account for employee stock options under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." The Bank has determined that it will continue to use the method prescribed by APB Opinion No. 25, which recognizes compensation cost to the extent of the difference between the quoted market price of the stock at the date of grant and the amount an employee must pay to acquire the stock. The Bank grants stock options to employees with an exercise price equal to the quoted market price of the stock at the date of grant. Accordingly, no compensation cost is recognized for stock option grants. Disclosure requirements in accordance with SFAS No. 123 are included at Note J.

                               EAST COUNTY BANK

                         NOTES TO FINANCIAL STATEMENTS

                    Years ended December 31, 1999 and 1998

NOTE A - SUMMARY OF ACCOUNTING POLICIES - CONTINUED

  11. Statement of Financial Accounting Standards No. 133

  In June 1998, the Financial Accounting Standards Board (FASB) issued
  SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, by requiring that an entity recognize those items as assets or liabilities in the statement of financial position and measure them at fair value. In June 1999, the FASB issued SFAS No. 137, which defers the effective date of SFAS No. 133. The Bank will adopt SFAS No. 133 as of July 1, 2000 and has made no assessment of the potential impact of adopting SFAS No. 133 at this time.

  12. Reclassifications

  Certain reclassifications have been made to the 1998 financial statements to conform to the 1999 presentation.


NOTE B - CASH AND DUE FROM BANKS

  Cash and due from banks includes balances with the Federal Reserve and other correspondent banks. The Bank is required to maintain specified reserves by the Federal Reserve Bank. The average reserve requirements are based on a percentage of the Bank's deposit liabilities. In addition, the Federal Reserve requires the Bank to maintain a certain minimum balance at all times.

NOTE C - SECURITIES

  The amortized cost and estimated fair value of debt securities as of December 31, 1999 are as follows:

                                                    Gross       Gross       Estimated
                                      Amortized   Unrealized  Unrealized      Fair
                                        Cost        Gains       Losses        Value
                                     -----------  ----------  -----------  -----------
  Available-for-sale securities:
     Obligations of US government
       agencies                      $14,272,340  $        -   $(375,406)  $13,896,934
     Municipalities                    1,508,846       5,269     (19,038)    1,495,077
     Other                               277,050           -           -       277,050
                                     -----------  ----------   ---------   -----------

                                     $16,058,236  $    5,269   $(394,444)  $15,669,061
                                     ===========  ==========   =========   ===========

                               EAST COUNTY BANK

                    Years ended December 31, 1999 and 1998

  There were no sales of securities during 1999.

                               EAST COUNTY BANK

                         NOTES TO FINANCIAL STATEMENTS

                    Years ended December 31, 1999 and 1998

NOTE C - SECURITIES - CONTINUED

  The amortized cost and estimated fair value of debt securities at December 31, 1998 are as follows:


                                                    Gross       Gross       Estimated
                                      Amortized   Unrealized  Unrealized      Fair
                                        Cost        Gains       Losses        Value
                                     -----------  ----------  -----------  -----------
  Available-for-sale securities:
     Obligations of US government
       agencies                      $14,709,125  $   58,603  $  (35,947)  $14,731,781
     Other                               266,650           -           -       266,650
                                     -----------  ----------  ----------   -----------

                                     $14,975,775  $   58,603  $  (35,947)  $14,998,431
                                     ===========  ==========  ==========   ===========

  There were no sales of securities during 1998.

  The amortized cost and estimated fair value of debt securities at December 31, 1999 by contractual maturity or call date are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or pre-pay obligations with or without call or prepayment penalties.


                                                Amortized    Estimated
                                                  Cost      Fair Value
                                               -----------  -----------
  Available-for-sale securities:
     Due in one year or less                   $   115,000  $   114,747
     Due after one year through five years      12,862,623   12,485,939
     Due after five years through ten years      2,020,024    1,975,475
     Due after ten years                           783,539      815,850
     Other                                         277,050      277,050
                                               -----------  -----------

                                               $16,058,236  $15,669,061
                                               ===========  ===========

  Securities are pledged to secure public deposits as required or permitted by law. Pledged securities at December 31, 1999 and 1998 had a carrying value and estimated fair value of $6,640,862 and $3,899,295, respectively.

                               EAST COUNTY BANK

                    Years ended December 31, 1999 and 1998

NOTE D - LOANS HELD FOR INVESTMENT

  Loans held for investment at December 31, consist of the following:


                                      1999          1998
                                  -----------   -----------
  Commercial                      $17,954,736   $21,124,875
  Consumer and other                6,800,219     7,500,729
  Real estate                      16,768,517    14,542,097
  SBA                               6,363,049     5,490,845
                                  -----------   -----------

                                   47,886,521    48,658,546

  Deferred loan fees and costs        (92,680)     (120,239)
  Allowance for credit losses      (1,078,174)     (973,491)
                                  -----------   -----------

          Total                   $46,715,667   $47,564,816
                                  ===========   ===========

  Changes in the allowance for credit losses are as follows:

                                           1999         1998
                                        ----------   ---------
     Balance, January 1                 $  973,491   $ 838,225
     Provision charged to operations       714,050     275,000
     Loans charged off                    (647,222)   (158,362)
     Recoveries                             37,855      18,628
                                        ----------   ---------

     Balance, December 31               $1,078,174   $ 973,491
                                        ==========   =========

  Loans on which accrual of interest has been discontinued, reduced or renegotiated amounted to $521,487 and $402,733 at December 31, 1999 and 1998, respectively. Interest income would have increased approximately $41,083 and $75,400 in 1999 and 1998, respectively, if the contractual rate of interest on these loans had been accrued. At December 31, 1999 and 1998, there were no commitments to lend additional funds to borrowers whose loans are classified as non-accrual or renegotiated.

                               EAST COUNTY BANK

                    Years ended December 31, 1999 and 1998

NOTE D - LOANS HELD FOR INVESTMENT - CONTINUED

  Impaired loans at December 31, 1999 aggregated approximately $518,000. The average investment in impaired loans during 1999 was $383,650. The allowance for credit losses relating to impaired loans was approximately $101,000 at December 31, 1999. Impaired loans charged off during 1999 approximated $530,000 and recoveries of amounts previously charged off amounted to approximately $14,000. Total cash collected on impaired loans during 1999 approximated $680,000, of which $658,000 was credited to the principal balance outstanding and $23,000 was recognized as interest income. The provision charged to operations for impaired loans during 1999 approximated $500,000. Interest income that would have been recognized on impaired loans was approximately $39,000 for the year ended December 31, 1999.

  Impaired loans at December 31, 1998 aggregated approximately $943,000. The average investment in impaired loans during 1998 was $690,600. The allowance for credit losses relating to impaired loans was approximately $112,000 at December 31, 1998. There is no allowance for credit losses recorded for impaired loans approximating $290,000. Impaired loans charged off during 1998 approximated $128,000 and recoveries of amounts previously charged off amounted to approximately $11,000. Total cash collected on impaired loans during 1998 approximated $76,000, of which $67,000 was credited to the principal balance outstanding and $9,000 was recognized as interest income. The provision charged to operations for impaired loans during 1998 approximated $144,000. Interest income that would have been recognized on impaired loans was approximately $6,000 for the year ended December 31, 1998.

  Approximately 51% of the Bank's loans are for general commercial and SBA uses including professional, retail and small businesses. The SBA loans consist of the unguaranteed portions that the Bank holds for investment. Approximately 14% of the Bank's loans are consumer loans and 35% are for real estate. Generally, real estate loans are collateralized by real property and other loans are collateralized by funds on deposit, business or personal assets. Repayment is generally expected from the cash flows of the borrower.


NOTE E - LOANS SOLD AND HELD FOR SALE

  The Bank originates SBA loans with the general intent of selling the guaranteed portion of such loans, usually at a price in excess of par, and retaining the remaining unguaranteed portion in its loans held for investment. When the Bank sells the guaranteed portion of such loans, it transfers the SBA guarantee to the buyer and retains the servicing function. The

                               EAST COUNTY BANK

                    Years ended December 31, 1999 and 1998

  Bank allocates its recorded investment in such loans between the portion sold and the portion retained based upon approximations of their relative fair values at the time of sale.

                               EAST COUNTY BANK

                    Years ended December 31, 1999 and 1998

NOTE E - LOANS SOLD AND HELD FOR SALE - CONTINUED

  The Bank is servicing the sold guaranteed portion of SBA loans amounting to $16,176,842 and $16,830,467 at December 31, 1999 and 1998, respectively. The portion of these loans sold is not reflected in the accompanying balance sheets. Servicing SBA loans for other investors consists of collecting payments, disbursing payments to investors and foreclosure processing. The Bank earns servicing income over the life of the loans as it services such loans on behalf of investors. Loan servicing income is recorded on the accrual basis and includes servicing fees from investors and certain charges from borrowers, such as late payment fees.


NOTE F - PREMISES AND EQUIPMENT

  Premises and equipment at December 31, consist of the following:

                                                                                      1999         1998
                                                                                  ------------  -----------
     Furniture and equipment                                                      $ 1,237,620   $1,087,783
     Leasehold improvements                                                           300,015      275,487
                                                                                  -----------   ----------

          Total                                                                     1,537,635    1,363,270

     Accumulated depreciation and amortization                                     (1,026,777)    (866,863)
                                                                                  -----------   ----------

     Total premises and equipment                                                 $   510,858   $  496,407
                                                                                  ===========   ==========

  Depreciation and amortization expense is $211,412 and $218,302 for 1999 and 1998, respectively.


NOTE G - OTHER ASSETS

  Other assets at December 31, are as follows:
                                                                                     1999         1998
                                                                                  -----------   ----------

     Interest income receivable                                                   $   676,580   $  636,912
     Deferred income tax asset                                                        463,000      409,000
     Prepaid expenses                                                                 174,783      183,355
     Other real estate owned                                                          200,000            -
     Other                                                                            197,154      106,437
                                                                                  -----------   ----------

                               EAST COUNTY BANK

                    Years ended December 31, 1999 and 1998

                                                                                  $ 1,711,517   $1,335,704
                                                                                  ===========   ==========

                               EAST COUNTY BANK

                    Years ended December 31, 1999 and 1998

NOTE H - TIME DEPOSITS

  Certificates of deposit and their remaining maturities at December 31, 1999 are as follows:

    Year ending December 31,
    ------------------------
           2000                           $28,012,945
           2001                             1,494,082
           2002                                56,300
           2003                               876,264
           2004                                     -
        Thereafter                             32,000
                                          -----------

                                          $30,471,591
                                          ===========

NOTE I - INCOME TAXES

  The components of the provision for income taxes for the years ended December 31, are as follows:

                                          1999           1998
                                        ---------      ---------
    Current
       Federal                          $255,000       $362,000
       State                             122,000        106,000
                                        --------       --------
         Total                           377,000        468,000

     Deferred
       Federal                            (5,000)       (44,000)
       State                             (35,000)       (10,000)
                                        --------       --------
         Total                           (40,000)       (54,000)
                                        --------       --------

                                        $337,000       $414,000
                                        ========       ========

                               EAST COUNTY BANK

                    Years ended December 31, 1999 and 1998

NOTE I - INCOME TAXES - CONTINUED

  The components of the Bank's deferred tax assets and liabilities (included in other assets on the balance sheet) at December 31, are as follows:

                                                     1999      1998
                                                   --------  ---------
     Deferred tax assets:
       Allowance for credit losses                 $333,000  $305,000
       State income tax                              30,000    42,000
       Accumulated depreciation                      72,000    51,000
       Other                                         28,000    14,000
                                                   --------  --------

                                                    463,000   412,000
                                                   --------  --------

     Deferred tax liabilities:
       Accumulated accretion on securities                -    (3,000)
                                                   --------  --------

     Net deferred income tax asset                 $463,000  $409,000
                                                   ========  ========

  The Bank believes, based upon the available information, that all deferred tax assets will be realized in the normal course of operations. Accordingly, these assets have not been reduced by a valuation allowance.


NOTE J - EMPLOYEE STOCK OPTION PLAN

  On May 6, 1992, the shareholders approved the East County Bank 1992 Stock Option Plan (the "1992 Plan") under which options to purchase a maximum of 120,000 shares of Common Stock may be granted to selected officers, directors and key full-time salaried employees of the Bank. On September 3, 1998, the shareholders approved an increase in the number of shares available under the 1992 Plan to 162,943 shares. Under the 1992 Plan, options may, at the discretion of the Board of Directors, be granted either as Incentive Stock Options (as defined in the Internal Revenue Code of 1986, as amended) or as Nonstatutory Stock Options. The options will have an exercise price of not less than the fair market value of the Common Stock on the date the option is granted and, unless otherwise provided by the Board of Directors, will vest over a four-year period, with 25% of the shares exercisable at the end of each year the grantee has completed as a director or employee of the Bank and have a term of ten years.

                               EAST COUNTY BANK

                    Years ended December 31, 1999 and 1998

NOTE J - EMPLOYEE STOCK OPTION PLAN - CONTINUED

  The fixed stock option plan is accounted for under APB Opinion No. 25 and related Interpretations. Accordingly, no compensation cost has been recognized for the plan. Had compensation cost for the plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS No. 123, the Bank's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below.


                                                              1999              1998
                                                          ----------        ------------
   Net earnings                    As reported             $495,103           $601,027
                                   Pro forma               $449,953           $532,540

   Basic earnings per share        As reported             $    .89           $   1.11
                                   Pro forma               $    .81           $    .98

   Diluted earnings per share      As reported             $    .84           $   1.03
                                   Pro forma               $    .77           $    .91

  The fair value of each option grant is estimated on the date of grant using the Binomial options-pricing model with the following weighted-average assumptions used for grants in 1998: expected volatility of 17.89 percent; risk-free interest rate of 5.78 percent; and expected lives of 8.0 years. No options were granted in 1999.

  The total compensation expense associated with the options granted in 1998 is approximately $140,000. At December 31, 1999 the amount remaining to be included in subsequent years proforma disclosures approximated $50,000.

                               EAST COUNTY BANK

                    Years ended December 31, 1999 and 1998

NOTE J - EMPLOYEE STOCK OPTION PLAN - CONTINUED

  A summary of the status of the Bank's fixed stock option plan as of December 31, 1999 and 1998 and changes during the years then ended are presented below.

                                                                               1999                   1998
                                                                         -----------------  --------------------------
                                                                                  Weighted                    Weighted
                                                                                  Average                     Average
                                                                                  Exercise                    Exercise
                                                                         Shares    Price         Shares        Price
                                                                         -------  --------  ----------------  --------
    Outstanding at beginning of year                                      95,600     $8.47           69,600     $ 6.55
    Granted                                                                    -     $   -           26,500     $13.49
    Exercised                                                             20,500     $5.06                -     $    -
    Forfeited                                                                  -     $   -             (500)    $ 7.50
                                                                         -------                    -------
    Outstanding at end of year                                            75,100     $9.40           95,600     $ 8.47
                                                                         =======                    =======

    Options exercisable at year end                                       66,350     $8.92           76,175     $ 7.64
    Weighted-average fair value of
     options granted during the year                                                 $   -                      $ 5.33

  The following information applies to options outstanding at December 31, 1999:

      Number outstanding                                                                              75,100
      Range of exercise prices                                                               $5.00 to $16.25
      Weighted-average exercise price                                                                  $9.40
      Weighted-average remaining contractual life                                                 5.33 years


NOTE K - EMPLOYEE BENEFIT PLAN

  In 1989, the Bank adopted a 401(k) plan ("the Plan") which was available to all employees who had completed one year of service with the Bank except: 1) an employee who had not worked at least 1,000 hours during the year, 2) a leased employee, 3) an employee who has not attained age 21, 4) an employee covered by a collective bargaining agreement. Eligible employees could contribute up to 15 percent of gross compensation to the Plan. The Bank could elect to make a matching contribution equal to a percentage of the employee contribution, or a profit sharing contribution which would be allocated to each Plan participant based on compensation relative to other participants. Vesting of Bank

                               EAST COUNTY BANK

                    Years ended December 31, 1999 and 1998


contributions to the Plan occurs at a rate of 20 percent per year starting in the third year of service.

                               EAST COUNTY BANK

                    Years ended December 31, 1999 and 1998


NOTE K - EMPLOYEE BENEFIT PLAN - CONTINUED

  Effective July 1, 1998, the Plan was amended to allow eligible employees to participate in the Plan in the quarter following the start of employment. Employees who have completed one year of service with the Bank are eligible to participate in the employer contribution. Other Plan provisions were unchanged. Bank matching contributions to the Plan amounted to $25,760 and $20,615 for the years ended December 31, 1999 and 1998, respectively.


NOTE L - COMMITMENTS AND CONTINGENCIES

  The Bank is a defendant in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the financial condition of the Bank.

  The Bank leases its premises under noncancelable operating leases with initial terms expiring in 2003. Certain of these leases contain renewal options and escalation clauses that provide for increased rentals. The future minimum lease commitments at December 31, 1999 under the noncancelable leases are as follows:


    Year ending December 31,
    ------------------------

            2000                  $280,553
            2001                   284,481
            2002                   250,229
            2003                   103,995
            2004                         -
                                  --------

                                  $919,258
                                  ========

  Rental expenses under these leases are $225,058 for 1999 and $204,816 for 1998.

                               EAST COUNTY BANK

                    Years ended December 31, 1999 and 1998


NOTE M - EARNINGS PER SHARE

  The Bank calculates earnings per share (EPS) in accordance with SFAS No. 128,
  "Earnings per Share."   SFAS No. 128 requires the presentation of basic EPS
  and diluted EPS, which considers all dilutive common stock equivalents.


                                         For the Year Ended December 31, 1999
                                        --------------------------------------
                                           Income        Shares      Per-Share
                                        (Numerator)   (Denominator)   Amount
                                        ------------  -------------  ---------

Net earnings                               $495,103
                                        -----------

Basic EPS
Net earnings available to
 common stockholders                        495,103        553,400       $ .89
                                                                     =========

Effect of Dilutive Securities
Stock options                                     -         34,365
                                        -----------   ------------

Diluted EPS
Net earnings available to common
 stockholders                              $495,103        587,765       $ .84
                                        ===========   ============   =========


                                         For the Year Ended December 31, 1998
                                        --------------------------------------
                                          Income         Shares      Per-Share
                                        (Numerator)   (Denominator)   Amount
                                        -----------   ------------   ---------

Net earnings                               $601,027
                                        -----------

Basic EPS
Net earnings available to
 common stockholders                        601,027        543,115       $1.11
                                                                     =========

Effect of Dilutive Securities
Stock options                                     -         40,899
                                        -----------   ------------

Diluted EPS
Net earnings available to common
 stockholders                              $601,027        584,014       $1.03
                                        ===========   ============   =========

                               EAST COUNTY BANK

                    Years ended December 31, 1999 and 1998


NOTE M - EARNINGS PER SHARE - CONTINUED

  Options to purchase 4,000 shares of common stock at $16.25 a share were granted during 1998. They were not included in the computation of diluted EPS in 1999 nor in 1998 because the options' exercise price was greater than the average market price of the common shares. The options, which expire on December 17, 2008, were still outstanding at December 31, 1999.


NOTE N- REGULATORY MATTERS

  The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999 that the Bank meets all capital adequacy requirements to which it is subject.

  As of December 31, 1999, the most recent notification from the Federal Reserve Bank categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                               EAST COUNTY BANK

                    Years ended December 31, 1999 and 1998


NOTE N - REGULATORY MATTERS - CONTINUED

  The Bank's actual capital amounts and ratios are also presented in the following table.


                                                                                     To be well
                                                                                  capitalized under
                                                               For capital        prompt corrective
                                             Actual         adequacy purposes:   action provisions:
                                       ------------------  -------------------  --------------------
                                         Amount    Ratio     Amount     Ratio     Amount     Ratio
                                       ----------  ------  -----------  ------  ----------  --------
  As of December 31, 1999:
   Total capital (to Risk
    Weighted Assets)                   $7,173,623   12.6%   $4,559,244   *8.0%  $5,699,055    *10.0%

   Tier I capital (to Risk
    Weighted Assets)                   $6,456,725   11.3%   $2,279,622   *4.0%  $3,419,433    * 6.0%

   Tier I capital (to
    Average Assets)                    $6,456,725    8.2%   $3,148,350   *4.0%  $3,935,437    * 5.0%


  As of December 31, 1998:
   Total capital (to Risk
    Weighted Assets)                   $6,549,000   11.9%   $4,395,000   *8.0%  $5,494,000    *10.0%

   Tier I capital (to Risk
    Weighted Assets)                   $5,858,000   10.7%   $2,197,000   *4.0%  $3,296,000    * 6.0%

   Tier I capital (to
    Average Assets)                    $5,858,000    7.5%   $3,141,000   *4.0%  $3,926,000    * 5.0%


NOTE O - FINANCIAL INSTRUMENTS

  The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit in the form of loans or through standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the balance sheet.

* = more than or equal to

                               EAST COUNTY BANK

                    Years ended December 31, 1999 and 1998


NOTE O - FINANCIAL INSTRUMENTS - CONTINUED

  The Bank's exposure to credit loss is represented by the contractual amount of those instruments and is usually limited to amounts funded or drawn. The contract or notional amounts of these agreements, which are not included in the balance sheets, are an indicator of the Bank's credit exposure. Commitments to extend credit generally carry variable interest rates and are subject to the same credit standards used in the lending process for on-balance-sheet instruments. Additionally, the Bank periodically reassesses the customer's creditworthiness through ongoing credit reviews. The Bank generally requires collateral or other security to support commitments to extend credit.

                                             Contract
                                              Amount
                                            ----------

    Financial instruments whose contract
      amounts represent credit risk:
        Undisbursed loan commitments        $8,511,389
        Standby letters of credit              192,000
                                            ----------

                                            $8,703,389
                                            ==========

  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial and residential properties.

  Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

                               EAST COUNTY BANK

                   Years ended December 31, 1999 and 1998


NOTE O - FINANCIAL INSTRUMENTS - CONTINUED

  The following table provides summary information on the estimated fair value of financial instruments at December 31, 1999:


                                           Carrying       Estimated
                                            Amount       Fair Value
                                         -------------  -------------
  Financial assets:
     Cash and cash equivalents           $ 12,405,175   $ 12,405,175
     Securities available-for-sale         15,669,061     15,669,061
     Loans held for sale                    1,549,267      1,549,267
     Loans held for investment             47,886,521     47,489,972
     Accrued interest receivable              676,580        676,580

  Financial liabilities:
     Deposits                             (71,646,675)   (71,400,153)
     Accrued interest payable                 (58,445)       (58,445)

  Off-balance-sheet liabilities:
     Undisbursed loan commitments and
       standby letters of credit                    -        (85,000)

  The following table provides summary information on the estimated fair value of financial instruments at December 31, 1998:


                                           Carrying       Estimated
                                            Amount       Fair Value
                                         -------------  -------------
  Financial assets:
     Cash and cash equivalents           $  7,283,010   $  7,283,010
     Securities available-for-sale         14,998,431     14,998,431
     Loans held for sale                      436,784        436,784
     Loans held for investment             48,658,546     48,787,211
     Accrued interest receivable              636,912        636,912

  Financial liabilities:
     Deposits                             (65,481,562)   (65,371,443)
     Accrued interest payable                 (54,395)       (54,395)

  Off-balance-sheet liabilities:
     Undisbursed loan commitments and
       standby letters of credit                    -       (134,000)

                               EAST COUNTY BANK

                  Years ended December 31, 1999 and 1998


NOTE O - FINANCIAL INSTRUMENTS - CONTINUED

  The carrying amounts include $521,487 and $402,733 of non-accrual loans (loans that are not accruing interest) at December 31, 1999 and 1998, respectively. Management has determined that primarily because of the uncertainty and the difficulty of predicting the timing of such cash flows excessive amounts of time and money would be incurred to estimate the fair values of nonperforming assets. The following aggregate information is provided at December 31, about the contractual provisions of these assets:


                                       1999        1998
                                    ----------  ----------

       Aggregate carrying amount     $521,487    $402,733
       Effective rate                   11.25%      11.42%
       Average term to maturity     26 months   58 months



NOTE P - RESTRICTIONS ON RETAINED EARNINGS

  Under current California state banking laws, the Bank may not pay cash dividends in an amount which exceeds the lesser of retained earnings of the Bank or the Bank's net earnings for its last three fiscal years, (less the amount of any distributions to shareholders made during that period). If the above requirements are not met, cash dividends may only be paid with the prior approval of the Commissioner of the Department of Financial Institutions, in an amount not exceeding the Bank's net earnings for its last fiscal year or the amount of its net earnings for its current fiscal year. Accordingly, the future payment of cash dividends will depend on the Bank's earnings and its ability to meet its capital requirements.


NOTE Q - ACQUISITION

  In October of 1999, the Bank entered into a definitive agreement with Civic Bancorp to merge East County Bank with Civic Bank of Commerce. The merger agreement is subject to approval by the Federal Reserve, Department of Financial Institutions and the shareholders of East County Bank. The Bank will be acquired by Civic Bancorp in a cash transaction expected to close by February 29, 2000.

            HISTORICAL AND PRO FORMA COMBINED FINANCIAL STATEMENTS

          The following unaudited pro forma condensed combined balance sheet at December 31, 1999, and pro forma condensed combined statement of income for the year ended December 31, 1999 combine the historical balance sheets of Civic BanCorp and Subsidiary and East County Bank as if the Merger had been effective on December 31, 1999, and the income statements of Civic BanCorp and East County Bank as if the Merger had been effective on the beginning of the period presented. The pro forma information also gives effect to the cancellation of 587,765 shares of East County Bank common stock, no par value, outstanding at February 29, 2000, with an aggregate value (Exchange Amount) equal to $23.98 per share in exchange for cash consideration. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances. The Merger is accounted for under the purchase method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. Under this method of accounting, the purchase price has been allocated to the assets and liabilities of East County Bank based on preliminary estimates of fair values as of the date of acquisition. The actual fair values will be determined following consummation of the Merger.

          These unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Civic BanCorp and the historical financial statements of East County Bank. The unaudited pro forma combined statements of income are not necessarily indicative of financial condition or operating results which would have been achieved had the Merger been consummated on the respective dates indicated and should not be construed as representative of future operations.

CIVIC BANCORP AND SUBSIDIARY AND EAST COUNTY BANK
-------------------------------------------------

UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1999
(In Thousands Except Shares and Per Share Amounts)
-------------------------------------------------

                                                                           East County         Pro Forma Adjustments

                                                          Civic BanCorp       Bank             Debits             Credits
                                                        ---------------    -----------      --------------     ------------
INTEREST INCOME:
Loans                                                   $        24,421    $     4,961
Investment secudities                                             4,399            875
Federal funds sold                                                1,312            401                 803   (a)
                                                        ---------------    -----------      --------------     ------------
Total Interest Income                                            30,132          6,237                 803

INTEREST EXPENSE:
Deposits                                                          8,194          1,832
Other borrowings                                                     23              -
                                                        ---------------    -----------      --------------     ------------
Total Interest Expense                                            8,217          1,832
                                                        ---------------    -----------      --------------     ------------
NET INTEREST INCOME                                              21,915          4,405                 803
Provision for loan losses                                           315            714
                                                        ---------------    -----------      --------------     ------------
Net Interest Income After
  Provision for Loan Losses                                      21,600          3,691                 803

NON-INTEREST INCOME:
Customer service fees                                               971            461
Disposition of client warrants                                      333              -
Gain on sale of other assets held for sale                           67            349
Other                                                               156            227
                                                        ---------------    -----------      --------------     ------------
Total Non-Interest Income                                         1,527          1,037                   -

NON-INTEREST EXPENSE:
Salaries and employee benefits                                    8,330          2,251
Occupancy and equipment                                           2,157            546
Professional fees                                                   487            352
Marketing                                                           248            135
Goodwill and core deposit amortization                              168              -                 559   (C)
Other                                                             2,271            612
                                                        ---------------    -----------      --------------     ------------
Total Non-Interest Expense                                       13,661          3,896                 559
                                                        ---------------    -----------      --------------     ------------

INCOME BEFORE INCOME TAXES                                        9,466            832              (1,362)
Income tax expense                                                3,616            337                 557
                                                        ---------------    -----------      --------------     ------------
NET INCOME                                              $         5,850    $       495      $         (805)
                                                        ---------------    -----------      --------------     ------------

BASIC INCOME PER SHARE                                  $          1.24    $      0.89
                                                        ---------------    -----------                         ------------
DILUTED INCOME PER SHARE                                $          1.21    $      0.84
                                                        ---------------    -----------                         ------------

Weighted average shares outstanding used
 to compute basic net income per common share                 4,713,181        553,400            (553,400)
Dilutive effects of stock options                               138,722         34,365             (34,365)
                                                        ---------------    -----------      --------------     ------------
Total diluted weighted average shares outstanding
 used to compute diluted net income per common share          4,851,903        587,765            (587,765)
                                                        ===============    ===========      ==============     ============

                                                                     Pro Forma

                                                                       Combined
                                                              -----------------
INTEREST INCOME:
Loans                                                         $          29,382
Investment secudities                                                     5,274
Federal funds sold                                                          910
                                                              -----------------
Total Interest Income                                                    35,566

INTEREST EXPENSE:
Deposits                                                                 10,026
Other borrowings                                                             23
                                                              -----------------
Total Interest Expense                                                   10,049
                                                              -----------------
NET INTEREST INCOME                                                      25,517
Provision for loan losses                                                 1,029
                                                              -----------------
Net Interest Income After
  Provision for Loan Losses                                              24,488

NON-INTEREST INCOME:
Customer service fees                                                     1,432
Disposition of client warrants                                              333
Gain on sale of other assets held for sale                                  416
Other                                                                       383
                                                              -----------------
Total Non-Interest Income                                                 2,564

NON-INTEREST EXPENSE:
Salaries and employee benefits                                           10,581
Occupancy and equipment                                                   2,703
Professional fees                                                           839
Marketing                                                                   383
Goodwill and core deposit amortization                                      727
Other                                                                     2,883
                                                              -----------------
Total Non-Interest Expense                                               18,116
                                                              -----------------

INCOME BEFORE INCOME TAXES                                                8,936
Income tax expense                                                        3,396
                                                              -----------------
NET INCOME                                                    $           5,540
                                                              -----------------

BASIC INCOME PER SHARE                                        $            1.18
                                                              -----------------
DILUTED INCOME PER SHARE                                      $            1.14
                                                              -----------------

Weighted average shares outstanding used
 to compute basic net income per common share                         4,713,181
Dilutive effects of stock options                                       138,722
                                                              -----------------
Total diluted weighted average shares outstanding
 used to compute diluted net income per common share                  4,851,903
                                                              =================

See notes to consolidated financial statements.

CIVIC BANCORP AND SUBSIDIARY AND EAST COUNTY BANK
-------------------------------------------------


UNAUDITED PRO FORMA COMBINDED BALANCE SHEET
AS OF DECEMBER 31, 1999
(In Thousands Except Shares)
---------------------------                               Civic       East County     Pro Forma Adjustments      Pro Forma
                                                          BanCorp         Bank         Debit         Credit      Combined
                                                       ----------     -----------     -------    -----------   -----------
ASSETS
------
Cash and due from banks                                $   12,205     $     4,545                              $    16,750
Federal funds sold                                          7,500           7,860                     14,605           755
                                                       ----------     -----------                 ----------   -----------
  Total cash and cash equivalents                          19,705          12,405                 $   14,605        17,505

Securities available for sale                              31,665          15,669                                   47,334
Securities held to maturity                                43,416               -                                   43,416
Other securities                                            2,126               -                                    2,126

  Total loans                                             285,537          49,343                                  334,880
  Less allowance for loan losses                            4,850           1,078                                    5,928
                                                       ----------     -----------
  Loans - net                                             280,687          48,265                                  328,952
Interest receivable and other assets                        6,151           1,712                                    7,863
Intangible Assets                                               -               -       8,378 (b)                    8,378
Leasehold improvements and equipment - net                  1,621             511                                    2,132
                                                       ----------     -----------     -------     ----------   -----------
TOTAL ASSETS                                           $  385,371     $    78,562     $ 8,378     $   14,605   $   457,706
                                                       ----------     -----------     -------     ----------   -----------

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
LIABILITIES:
Deposits:
  Noninterest bearing                                  $   65,277     $    18,879                              $    84,156
  Interest-bearing:
    Checking                                               11,851           9,284                                   21,135
    Money market                                          160,432           4,657                                  165,089
    Time and savings                                       97,154          38,827                                  135,981
                                                       ----------     -----------                              -----------
  Total deposits                                          334,714          71,647                                  406,361
Accrued interest payable and other liabilities              4,453             688                                    5,141
                                                       ----------     -----------                              -----------
  Total liabilities                                       339,167          72,335                                  411,502

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common stock no par value; authorized                      34,751           5,346       5,346  (b)                  45,443
Retained earnings, (subsequent to July 1,1996              11,701           1,111       1,111  (b)                  11,701
Accumulated other comprehensive (loss) income, net           (248)           (230)                       230          (248)
                                                       ----------     -----------     -------     ----------   -----------
  Total shareholders' equity                               46,204           6,227       6,227            230        46,204
                                                       ----------     -----------     -------     ----------   -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $  385,371     $    78,562     $ 6,227            230    $  457,706
                                                       ----------     -----------     -------     ----------   -----------

Shares Outstanding                                      4,674,411         563,442                    563,442     4,674,411

CIVIC BANCORP AND SUBSIDIARY AND EAST COUNTY BANK
-------------------------------------------------

UNAUDITED PRO FORMA COMBINDED BALANCE SHEET AND INCOME STATEMENT
AS OF DECEMBER 31, 1999
NOTES
(Dollars in thousands)

(a) Purchase price is $14,605,250 which will originate from Federal funds sold. $14,605,250 at 5.5% will impute an opportunity cost of $803,000.

(b)  Purchase price                                            $ 14,605
     Less:  Common Stock                                         (5,346)
            Retained Earnings                                    (1,111)
            Accumulated comprehensive income                        230
                                                               ------------
            Goodwill                                           $  8,378

(c)  Goodwill to be amortized over 15 years.
            Goodwill                                           $  8,378
            Amortization period                                      15
            Annual Amortization Expense                        $    558

                                 Exhibit Index

No.       Description                                            Page
--        -----------                                            ----
23.2      Consent of Moss Adams LLP